EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1997, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-10635) and related Prospectus of Apple Residential Income Trust, Inc., for the registration of 25,166,666.67 shares of its common stock.


                                             Ernst & Young LLP

Richmond, Virginia
April 25, 1997